INDEPENDENT AUDITOR'S CONSENT

We consent to incorporation by reference in Registration Statements No. 33-90454, 33-96076, 33-80899, 333-02194, 333-09075, 333-34031 and 333-66997 of
FileNET Corporation on Form S-8 of our report dated January 26, 1999 (March 10, 1999 as to Note 8) appearing in and incorporated by reference in the Annual Report on Form 10-K of FileNET Corporation for the fiscal year ended December 31, 1998.



/s/   Deloitte & Touche LLP

Costa Mesa, California
March 30, 1999